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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Avenue Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Seth Dodson
U.S. Bank National Association
950 17th Street, Suite 300
Denver, CO 80202
Telephone (303) 585-4591
(Name, address and telephone number of agent for service)

Qwest Corporation
(Exact name of obligor as specified in its charter)

Colorado	87-0273800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency, Washington, D.C.
      Board of Governors of the Federal Reserve System, Washington D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None

Items 3-15. The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

  2.
  A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

  4.
  A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-84320.

  5.
  Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

  7.
  Report of Condition of the Trustee as of September 30, 2005, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

  8.
  Not applicable.

  9.
  Not applicable.

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, State of Colorado on the 15th day of December, 2005.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ SETH DODSON
Name:	Seth Dodson
Title:	Vice President

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Exhibit 7

U.S. Bank National Association
Unaudited Statement of Financial Condition
As of 9/30/2005
(in millions)

9/30/2005
Assets
Cash and Due From Depository Institutions	$6,918
Investment Securities
Held to maturity	114
Available for Sale	41,402
Loans held for sale	1,695
Loans
Commercial	43,237
Commercial Real Estate	28,521
Residential mortgages	19,469
Retail	45,400
Total loans	136,627
Less allowance for loan losses	(2,055)
Net loans	134,572
Premises and Equipment	1,850
Customers liability on acceptances	85
Goodwill	6,372
Intangible Assets	2,586
Other Assets	11,301
Total Assets	$206,895
Liabilities
Deposits	$120,795
Short-term borrowing	23,061
Long-term borrowing	36,257
Acceptances	85
Other Liabilities	6,833
Total Liabilities	$187,031
Equity
Shareholder's equity	20
Capital Surplus	5,913
Retain earnings	18,276
Less cost of common stock	(4,318)
Other comprehensive income	(208)
Total Equity Capital	$19,864
Total Liabilities and Equity Capital	$206,895

        To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ SETH DODSON Vice President

Date: December 15, 2005

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  Exhibit 25.1